EXHIBIT 21

JOY GLOBAL INC.

Subsidiaries as of October 26, 2007

Joy Global Inc. is publicly held and has no parent. The following subsidiaries are wholly-owned except as noted below. Certain subsidiaries, which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, are omitted from this list. Where the name of the subsidiary is indented, it is wholly-owned by the entity above it at the next outermost margin, unless otherwise indicated.

Jurisdiction

Joy Global Inc.	Delaware
Joy Global (Baotou) Mining Machinery Co. Ltd.	China
Joy Global (Tianjin) Mining Machinery Co. Ltd.	China
Joy Technologies Inc.	Delaware
Joy Global Limited	United Kingdom
Joy Global Industries, Ltd.	United Kingdom
Joy Global Pension Trustees Ltd.	United Kingdom
Joy Mining Machinery Ltd.	United Kingdom
Joy Global South Africa (Pty.) Ltd.	South Africa
Joy Maszyny Gornicze SP, Z.O.O.	Poland
Joy Manufacturing Company (U.K.) Ltd.	United Kingdom
Joy Partnership	United Kingdom
OOO Joy Global Kuzbass	Russia
P&H Joy Mining Equipment (India)	India
Longwall International Ltd.	United Kingdom
P&H Mining Equipment (U.K.) Ltd.	United Kingdom
Joy MM Delaware, Inc.	Delaware

P&H Mining Equipment Inc.	Delaware
American Alloy Corporation	Ohio
HCHC, Inc.	Delaware
Joy Global Bermuda	Bermuda
Joy Manufacturing Company Pty. Ltd.	Australia
Cram Australia Pty. Ltd.	Australia
Cram Queensland Pty. Ltd.	Australia
Jobic Pty. Ltd.	Australia
P&H MinePro Australasia Pty.	Australia
P&H Asia Holding Inc.	Mauritius
P&H Minepro Services Pty. Ltd.	Australia
P.T. Harnischfeger Indonesia	Indonesia
HIHC, Inc.	Delaware
Harnischfeger Technologies, Inc.	Delaware
P&H MinePro Do Brasil Comercio E Industrial Ltda.	Brazil
P&H Minepro Services Argentina S.A.	Argentina
P&H MinePro Services Canada Ltd.	Canada
P&H Minepro Services (Botswana) Pty. Ltd.	Botswana
P&H MinePro de Chile Ltda.	Chile
Minepro Chile S.A.	Chile
P&H Minepro Services Mexico, S.A. De C.V.	Mexico
P&H Minepro Services Peru, S.A.	Peru
P&H Minepro Services Venezuela, S.A.	Venezuela
P&H MinePro World Services Corporation	Delaware
P&H MinePro Zambia Ltd.	Zambia

(1) HCHC, Inc. owns 90.46% and Joy Technologies Inc. owns 9.54% of the voting securities of Joy Global Bermuda.

(2) HCHC, Inc. owns 90% and P&H Mining Equipment Inc. owns 10% of the voting securities of P&H MinePro de Chile Ltda.

(3) P&H MinePro de Chile Ltda. owns 99.999% and P&H Mining Equipment Inc. owns .001% of the voting securities of MinePro Chile S.A.

(4) HCHC, Inc. owns 99.999% and P&H Mining Equipment Inc. owns .001% of P&H MinePro do Brasil Comercio e Industria Ltda.